                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             STRATOS LIGHTWAVE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                    36-4360035
           --------                                    ----------
(State of Incorporation of Organization)   (I.R.S. Employer Identification No.)


   7444 West Wilson Avenue, Chicago, Illinois                  60706
   ------------------------------------------                  -----
   (Address of Principal Executive Offices)                 (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the following box.                 / /

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), please check the following.                     /X/

         Securities Act registration statement file number to which this form relates: 333-34864 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                Name of Each Exchange on Which
            to be so Registered                Each Class is to be Registered
            ------------------                 ------------------------------
               Not Applicable                           Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                         ------------------------------
                                (Title of Class)

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ITEM 1. Description of Registrant's Securities to be Registered.

         The description of the common stock, par value $0.01 per share (the "Common Stock"), of Stratos Lightwave, Inc., as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "Commission") on April 14, 2000 (Registration No. 333-34864), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2. Exhibits.

         Listed below are all exhibits filed as part of this Registration
Statement:


Exhibit
Number             Description of Document
------             -----------------------

1 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement

2                  Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement

3                  Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 of the Registration Statement

4                  Specimen certificate representing shares of the Common Stock, incorporated by reference to Exhibit 4.1 of the Registration Statement

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  STRATOS LIGHTWAVE, INC.

Dated: June 20, 2000              By: /s/ James W. McGinley
                                      ---------------------------
                                          James W. McGinley
                                          President and Chief Executive Officer